Exhibit 99.1

Contacts:	Spirit of Texas Bancshares, Inc.
Jerry Golemon (281) 516-4904 JGolemon@sotb.com Dennard Lascar Investor Relations Ken Dennard / Natalie Hairston (713) 529-6600 STXB@dennardlascar.com

SPIRIT OF TEXAS BANCSHARES, INC. ANNOUNCES FILING OF

$150 MILLION SHELF REGISTRATION STATEMENT AND

AUTHORIZATION OF A STOCK BUYBACK PROGRAM

CONROE, TEXAS — June 13, 2019 — Spirit of Texas Bancshares, Inc. (Nasdaq: STXB) (the “Company” or “Spirit”), the parent company of Spirit of Texas Bank, today announced the filing with the Securities and Exchange Commission (“SEC”) of a $150 million universal shelf registration statement on Form S-3.

The shelf registration statement permits Spirit to offer and sell, from time to time over the next three years, in one or more offerings, an indeterminate dollar amount of a variety of its securities, which may consist of common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of any of the foregoing. The terms of any such offerings under the shelf registration statement will be determined at the time of the offering and will be described in detail in a prospectus supplement filed in connection with such offering.

The Company may use the shelf registration statement on an as-needed basis to raise equity capital or debt for general corporate purposes. The Company has no immediate plans to issue or sell securities pursuant to the shelf registration statement, which is intended to provide financial flexibility to access additional capital when and if needed in an expeditious manner when market conditions are appropriate.

In addition, the board of directors of Spirit (the “Board”) has authorized a stock buyback program (the “Stock Buyback Program”) pursuant to which the Company may, from time to time, purchase up to $11.7 million of its outstanding shares of common stock. The shares may be repurchased from time to time in privately negotiated transactions or the open market, including pursuant to Rule 10b5-1 trading plans, and in accordance with applicable regulations of the SEC. The timing and exact amount of any repurchases will depend on various factors including, the performance of the Company’s stock price, general market and other conditions, applicable legal requirements and other factors. The Stock Buyback Program has an expiration date of June 18, 2020. The Stock Buyback Program may be terminated or amended by the Board at any time prior to the expiration date.

The shelf registration statement relating to these securities has been filed with the SEC but has not yet become effective. The securities under the registration statement may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Dean O. Bass, Spirit’s Chairman and Chief Executive Officer, stated, “We believe this shelf registration enhances the Company’s financial flexibility to access the capital markets and take advantage of strategic opportunities.

“While accretive acquisitions remain part of our strategy for capital deployment, we believe that opportunistic share repurchases should always be a consideration as part of a diversified capital allocation strategy,” added Mr. Bass.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to any registration or qualification under the securities laws of such jurisdiction. Any offer of securities covered by the registration statement may be made solely by means of the written prospectus included in the registration statement and an accompanying prospectus supplement. A copy of the prospectus included in the registration statement may be obtained on the SEC’s website at www.sec.gov or from Spirit’s investor relations website.

About Spirit of Texas Bancshares, Inc.

Spirit, through its wholly-owned subsidiary, Spirit of Texas Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Spirit of Texas Bank has 28 locations in the Houston, Dallas/Fort Worth, Bryan/College Station, San Antonio-New Braunfels and Corpus Christi metropolitan areas, along with offices in North Central Texas. Please visit https://www.sotb.com for more information.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and any updates to those risk factors set forth in Spirit’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Spirit’s underlying assumptions prove to be incorrect, actual results may differ materially from what Spirit anticipates. Any forward-looking statement speaks only as of the date on which it is made, and except as required by law, Spirit undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

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